                                                              Exhibit 23.01





                           CONSENT OF INDEPENDENT AUDITORS


          The Plan Administrator and
          the Board of Directors of
          Comdata Holdings Corporation:

          We consent to incorporation by reference in the registration statement (No. 333-01793) on Form S-8 of Ceridian Corporation of our report dated July 11, 1996, relating to the statement of net assets available for benefits with fund information of the Comdata Holdings Corporation 401(K) Savings and Retirement Plan as of December 31, 1995, and the related statement of changes in net assets available for benefits with fund information and related supplemental schedules for the year ended
          December 31, 1995 which report appears elsewhere in this December 31, 1995 annual report on Form 11-K of the Comdata Holdings Corporation 401(K) Savings and Retirement Plan.







                                                 /s/KPMG Peat Marwick
          Minneapolis, Minnesota
          July 11, 1996



                                      - 15 -